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                                                                    EXHIBIT 21.1


                     SUBSIDIARIES OF DEL MONTE FOODS COMPANY




Subsidiary                                                     Jurisdiction
----------                                                     ------------

Del Monte Corporation                                          New York
Mike Mac IHC, Inc.                                             Delaware
Hi Continental Corporation                                     California
Oak Grove Trucking Company                                     California
Contadina Foods, Inc.                                          Delaware

All subsidiaries are wholly owned, directly or indirectly, by Del Monte Foods Company.